EXHIBIT 10.8

BUSINESS ALLIANCE AGREEMENT

by and between

LAZARD GROUP LLC

and

LFCM HOLDINGS LLC

Dated as of May 10, 2005

-i-

EXHIBIT A – Alliance Managers
EXHIBIT B – Members of the Underwriting Committee

SCHEDULES

BUSINESS ALLIANCE AGREEMENT

This BUSINESS ALLIANCE AGREEMENT (this “Agreement”), dated as of May 10, 2005, is made and entered into by and between Lazard Group LLC, a Delaware limited liability company (“Lazard Group”), and LFCM Holdings LLC, a Delaware limited liability company (“LFCM Holdings”). Lazard Group and LFCM Holdings are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Separation Agreement (as defined herein).

RECITALS

WHEREAS, Lazard Group and LFCM Holdings have entered into a certain Master Separation Agreement, dated as of the date hereof (as it may be amended from time to time, the “Separation Agreement”), which sets forth the principal corporate transactions required to effect the separation of Lazard Group’s businesses into two separate companies and to recapitalize Lazard Group through a series of transactions; and

WHEREAS, pursuant to the provisions of the Separation Agreement, from and after the consummation of the Separation as provided in the Separation Agreement, (a) the LFCM Companies will be engaged in the LFCM Businesses, (b) the Lazard Group Companies will be engaged in the Lazard Group Businesses, (c) the LFCM Companies will own and control the LFCM Assets and assume and be responsible for the LFCM Liabilities, and (d) the Lazard Group Companies will own and control the Lazard Group Assets and retain and be responsible for the Lazard Group Liabilities; and

WHEREAS, Section 2.6(a) of the Separation Agreement provides that, after the Contribution and prior to the First Distribution, each of Lazard Group and LFCM Holdings shall enter into this Agreement, which is the Business Alliance Agreement referred to in the Separation Agreement; and

WHEREAS, the Parties desire to enter into this Agreement to set forth the terms of their agreement regarding certain business alliances, arrangements, understandings and relationships between them and among the other members of each of their respective Groups following the completion of the Separation (the “Alliance”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any specified person, a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person.

“Capital Support” means, with respect to any Fund, committing at least an amount of funds sufficient to pay the capital commitment of the general partner or similar managing entity required by investors of such Fund at the applicable time and places.

“Change of Control” means, with respect to any person (the “Target Person”), the consummation of any transaction or series of related transactions involving: (i) any purchase or acquisition (whether by way of merger, share exchange, consolidation, business combination, consolidation or similar transaction or otherwise) by another person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than any Affiliate of the Target Person prior to such transaction or series of related transactions (such other person or group, an “Acquiring Person”), of either (A) the majority of the securities entitled to elect the board of directors or equivalent governing body of the Target Person, (B) the majority of the limited liability company interests or limited partnership interests of the Target Person, (C) the general partnership interest or managing member interest of the Target Person, or (D) all or substantially all of the assets of the Target Person and its Subsidiaries, taken together as a whole; or (ii) any sale, lease, exchange, transfer, license or disposition of all or substantially all of the assets of the Target Person and its Subsidiaries, taken together as a whole, to an Acquiring Person; provided, however, that (x) any sale, transfer or disposition of all of the outstanding limited liability company interests in LAI North America to Lazard Group pursuant to the exercise of the North American Option shall not be deemed to be a Change of Control of LFCM Holdings, LAI Holdings, LAI North America or any Subsidiary of LAI North America and (y) any sale, transfer or disposition of all of the outstanding limited liability company interests in LAI Europe to Lazard Group pursuant to the exercise of the European Option shall not be deemed to be a Change of Control of LFCM Holdings, LAI Holdings, LAI Europe or any Subsidiary of LAI Europe.

“Controlled Affiliate” means, with respect to any person, any Affiliate of such person controlled by such person or any Subsidiary of such person.

“Equity Rights” means any (a) securities, options, warrants, calls, rights, conversion rights, preemptive rights, rights of first refusal, redemption rights, repurchase rights or plans, “tag-along” or “drag-along” rights, or (b) commitments, agreements, arrangements or undertakings to issue or grant any of the foregoing.

“European Competitive Business” means the management, sponsorship or formation of alternative investment Funds (including related joint ventures and alliances and including management, general partner and investment activities) whose primary objective is to make privately negotiated investments in companies or entities primarily doing business in Europe or headquartered in Europe with substantial business in Europe; provided, however, that the term “European Competitive Business” shall not include (a) any business or activity conducted by Lazard Group or any of its Subsidiaries immediately after the Separation or conducted by Wasserstein & Co., LP or Wasserstein & Co., Inc. or (b) any business or activity that is permitted to be conducted by Fonds Partenaires Group or any Lazard Group Company (other than LEPEP) as of the date hereof under the LEPEP Operating Agreement, even if such LEPEP Operating Agreement is terminated after the date of this Agreement.

“European Merchant Banking Business” means the management, sponsorship or formation of alternative investment Funds (including related joint ventures and alliances and including management, general partner and investment activities) whose primary objective is to make privately negotiated investments in companies or other entities primarily doing business in Europe or headquartered in Europe with substantial business in Europe, real estate located in Europe or loans relating to real estate located in Europe.

“Financial Advisory or Asset Management Opportunity” means any opportunity to provide financial advisory and investment banking services or asset management services (other than any services within the scope of the North American Merchant Banking Business or the European Merchant Banking Business); provided, however, that for purposes of clarity, the term “Financial Advisory or Asset Management Opportunity” shall not include (i) underwriting and/or public distribution of equity, debt or convertible securities, including any securities of any Funds managed by LAI Holdings or its Subsidiaries or (ii) any such opportunity with respect to a Fund managed by LAI Holdings or its Subsidiaries or any portfolio company or investment of any such Fund.

“Fund” means any fund or similar investment vehicle through which commingled capital is managed, including any co-investment vehicle, alternative investment vehicle, side-by-side vehicle or managed accounts incidental thereto; provided, however, that the term “Fund” shall not include any investment of the foregoing or any portfolio company of the foregoing.

“Lazard Competitive Business” means any business of the type or nature engaged in or operated by Lazard Group and the Lazard Group Companies; provided, however, that the term “Lazard Competitive Business” shall not include (a) the North American Merchant Banking Business, (b) the European Merchant Banking Business or (c) the Capital Markets Business; provided, further, however, that the term “Lazard Competitive Business” shall include (i) the North American Merchant Banking Business as of and if the North American Closing shall have occurred; and (ii) the European Merchant Banking Business as of and if the Europe Closing shall have occurred.

“Lazard Group Representative” means Kenneth M. Jacobs and Steven J. Golub; provided, however, that Lazard Group shall have the right to add or remove any Lazard Group Representative by providing LFCM Holdings with at least 5 business days’ prior written notice.

“LFCM Representative” means David McMillan and William Rosenberg; provided, however, that LFCM Holdings shall have the right to add or remove any LFCM Representative by providing Lazard Group with at least 5 business days’ prior written notice.

“LFCM Retained Interest” means any Net Carry or other economic benefit to which LFCM Holdings shall be entitled to receive as set forth in Schedule 3.7(c)(i).

“License Agreement” means that certain License Agreement, dated as of the date hereof, by and among Lazard Strategic Coordination Company LLC, Lazard Frères & Co. LLC, Lazard Frères S.A.S., Lazard & Co., Holdings Limited and LFCM Holdings.

“Net Carry”, with respect to any Fund, means the aggregate carry for such Fund less the share of the carry allocated or reserved for allocation to the managers of such Fund, subject in each case to the “clawback” obligations, if any, to return some or all of the carried interest distributions in accordance with the agreement governing such Fund.

“Non-Compete Term” means the latest to occur of (a) the expiration or termination of the Alliance Term, (b) the expiration of the North American Option, (c) the North American Closing, (d) the expiration of the European Option, (e) the European Closing or (f) the termination or revocation of all of the Lazard Licenses (as defined in the License Agreement).

“North America” means the United States, Canada, Bermuda and the Cayman Islands.

“North American Competitive Business” means the management, sponsorship or formation of alternative investment Funds (including related joint ventures and alliances and including management, general partner and investment activities) whose primary objective is to make privately negotiated investments in companies or other entities primarily doing business in North America or headquartered in North America with substantial business in North America, real estate located in North America or loans relating to real estate located in North America; provided, however, that the term “North American Competitive Business” shall not include any business or activity conducted by Lazard Group or any of its Subsidiaries immediately after the Separation or conducted by Wasserstein & Co., LP or Wasserstein & Co., Inc.

“North American Merchant Banking Business” means the management, sponsorship or formation of alternative investment Funds (including related joint ventures and alliances and including management, general partner and investment activities) whose primary objective is to make privately negotiated investments in companies or other entities primarily doing business in North America or headquartered in North America with substantial business in North America, real estate located in North America or loans relating to real estate located in North America.

“Revenue” means all fees, compensation, commissions and similar payments, including engagement fees, transaction and “success” fees, “break up” fees, referral fees, commitment fees, management fees, underwriting fees, selling concessions and other derivative fees; provided that the amount of any such Revenue shall be reduced by the aggregate amount of out-of-pocket costs and expenses (including reasonable attorneys’ fees) reasonably incurred by any LFCM Company or any Lazard Group Company in connection with any Underwriting and Distribution Opportunity (including any Lazard Referred Opportunity) for which any LFCM Company is engaged, including the activities described in Sections 2.2(a) and 2.2(b).

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any person, any corporation, limited liability company, company, partnership, trust, association or other legal entity or organization of which such person (either directly or through one or more Subsidiaries of such person) (a) owns, directly or indirectly, a majority of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, company, partnership, trust, association or other legal entity or organization, or (b) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board of directors or other governing body of such corporation, limited liability company, company, partnership, trust, association or other legal entity or organization or (2) control of such corporation, limited liability company, company, partnership, trust, association or other legal entity or organization; provided, however, that “Subsidiary” shall not include any Fund or any investment or portfolio company of any Fund.

“Underwriting and Distribution Opportunity” means the underwriting and/or public distribution or private investments in public equities (or PIPEs) or Rule 144A offerings of equity, debt or convertible securities primarily in the United States and/or the United Kingdom.

Section 1.2 General. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

(a) the word “or” is not exclusive;

(b) the word “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise;

(c) the words “including”, “includes”, “included” and “include” are deemed to be followed by the words “without limitation”;

(d) the terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(e) the word “person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a government or any department or agency thereof or self-regulatory organization; and

(f) all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

ARTICLE II

ALLIANCE

Section 2.1 Alliance Management.

(a) Alliance Managers. Each Party shall name one or more representatives to be its Alliance manager for this Agreement (collectively, the “Alliance Managers”). The initial Alliance Managers for each Party are listed in Exhibit A hereto. Either Party may replace any of its Alliance Managers at its sole discretion at any time upon reasonable advance notice to the other.

(b) Meetings. Meetings of the Alliance Managers shall be held from time to time as agreed by the Alliance Managers and shall occur at least annually. Such meetings may be conducted either in person, by video conference or by telephone.

(c) Responsibilities. The Alliance Managers shall be responsible for engaging the appropriate representatives of their respective companies to facilitate the ability of the Parties to meet their obligations hereunder. The responsibilities of the Alliance Managers shall include:

(i) Overall management of the collaborative Alliance of the Parties as contemplated by this Agreement and the Separation Agreement; and

(ii) Providing a forum for the expeditious resolution of conflicts or disputes between or among the Parties and/or other members of each Group arising out of this Agreement.

Section 2.2 Lazard Group Referral Agreement.

(a) Lazard Group Referrals. If Lazard Group or any Lazard Group Company becomes aware of any Underwriting and Distribution Opportunity through its activities in the Lazard Competitive Business, the Lazard Group Representative shall deliver notice (a “Lazard Referral Notice”) to the LFCM Representative informing LFCM Holdings of such Underwriting and Distribution Opportunity and offering to refer such Underwriting and Distribution Opportunity to LFCM Holdings, subject in each case to applicable law, the applicable client’s consent, any then existing contractual or fiduciary obligations of any Lazard Group Company and the arrangements set forth on Schedule 2.2(a). During the period beginning on the date of receipt by the LFCM Representative of the Lazard Referral Notice and expiring on the date (the “Lazard Referral Expiration Date”) that is ten (10) business days thereafter, LFCM Holdings shall have the right to participate with Lazard Group in seeking such Underwriting and Distribution Opportunity with Lazard Group by having the LFCM Representative deliver notice (the “LFCM Acceptance Notice”) to the Lazard Group Representative of such decision, subject in each case to applicable law, the applicable client’s consent and any then-existing contractual or fiduciary obligations of any Lazard Group Company. Lazard Group shall not, and shall cause the Lazard Group Companies not to, refer any Underwriting and Distribution Opportunity to any person other than an LFCM Company unless (i) otherwise requested by the applicable client or required by any then-existing contractual obligation or fiduciary obligation, (ii) LFCM Holdings shall not accept the offer set forth in the Lazard Referral Notice or (iii) the LFCM Representative shall fail to deliver an LFCM Acceptance Notice to the Lazard Group Representative on or prior to the Lazard Referral Expiration Date. For purposes of clarity, nothing in this Agreement shall require any LFCM Company to accept, effect or participate in any underwriting or public distribution of equity, debt or convertible securities in respect of any Underwriting and Distribution Opportunity.

(b) Assistance. If the applicable client agrees to engage any LFCM Company in any Underwriting and Distribution Opportunity referred to it by Lazard Group pursuant to Section 2.2(a) (each, a “Lazard Referred Opportunity”), upon request of such LFCM Company, Lazard Group shall, or shall cause the appropriate Lazard Group Company, to provide commercially reasonable assistance with respect to due diligence and other customary corporate finance activities, consistent with past practice, to such LFCM Company in connection with such Lazard Referred Opportunity; provided, however, that no Lazard Group Company shall be obligated to provide financing or to lend any funds to any LFCM Company, or guarantee any obligations or otherwise place any of its capital at risk, in connection therewith or take such actions that in its view could reasonably be expected to result in an adverse regulatory or other risk to such Lazard Group Company or violate any applicable law.

(c) Lazard Referral Fee; Expense Reimbursement. In consideration of the referrals described in Section 2.2(a) and any assistance described in Section 2.2(b), LFCM Holdings shall (i) pay to Lazard Group a fee (the “Lazard Referral Fee”) equal to 50% of the aggregate Revenue paid by the applicable client in respect of any Lazard Referred Opportunity for which any LFCM Company is engaged; and (ii) reimburse Lazard Group for all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees) reasonably incurred by any Lazard Group Company in connection with the activities described in Sections 2.2(a) and 2.2(b) (the “Unreimbursed Lazard Referral Expenses”). As a condition to entering into this Agreement and the License Agreement, LFCM Holdings shall pay to Lazard Group a fee (the “Consideration Fee”) equal to 20% of the aggregate Revenue paid by the applicable client in respect of any Underwriting and Distribution Opportunity (other than any Lazard Referred Opportunity) for which any LFCM Company is engaged during the Alliance Term.

(d) Payment. LFCM Holdings shall pay to Lazard Group the Lazard Referral Fee, Unreimbursed Lazard Referral Expenses and Consideration Fee by wire transfer of immediately available funds in United States dollars to an account specified by Lazard Group promptly (and in no event later than five (5) business days) after any LFCM Company is paid the Revenue by the applicable client in respect of the applicable Underwriting and Distribution Opportunity.

(e) Underwriting Committee. The Parties agree to establish an underwriting committee (the “Underwriting Committee”), which shall be comprised of an even number of members and have at least four (4) members. Half of the members of the Underwriting Committee shall be appointed by LFCM Holdings (the “LFCM-Appointed Members”), and the other half of the members of the Underwriting Committee shall be appointed by Lazard Group (the “Lazard-Appointed Members”). The initial members on the Underwriting Committee are listed in Exhibit B hereto. Each of LFCM Holdings and Lazard Group may at any time and for any reason or no reason replace or remove any member appointed by LFCM Holdings or Lazard Group, respectively. Notwithstanding anything to the contrary set forth in Section 2.2(a), (b), (c) or (d), no LFCM Company shall have the right to undertake or engage or participate in any underwrit-

ing or distribution of equity, debt or convertible securities without the prior approval of the Underwriting Committee. The Underwriting Committee shall act by majority vote of those present at a meeting where there is a quorum. In order for there to be a quorum at a meeting of the Underwriting Committee, there must be present at least three members of the Underwriting Committee, at least one of whom must be an LFCM-Appointed Member and at least one of whom must be a Lazard-Appointed Member. At any meeting of the Underwriting Committee, the number of votes cast by the LFCM-Appointed Members must always equal the number of votes cast by the Lazard-Appointed Members, even if there is an unequal number of LFCM-Appointed Members and Lazard-Appointed Members present at such meeting. The Chairman of the Board of LFCM Holdings shall be entitled to attend any meeting of the Underwriting Committee, but shall not vote and shall not be designated as either an LFCM-Appointed Member or a Lazard-Appointed Member.

(f) Release. LFCM Holdings hereby releases, on behalf of itself and each LFCM Company, each Lazard Group Company and each of its Subsidiaries or Affiliates or any of its, its Subsidiary’s or its Affiliate’s, employees, agents, members, managers, officers and directors (together, the “Lazard Indemnitees”) from and against any and all claims, demands, complaints, liabilities, losses, damages, costs and expenses (collectively, “Damages”) arising from, relating to or in connection with the provision of any assistance by any Lazard Group Company pursuant to Section 2.2(b), except to the extent that such Damages were caused by acts or omissions of such Lazard Indemnitee, which acts or omissions are finally determined by a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of such Lazard Indemnitee, in which case, such Lazard Indemnitee shall not be entitled to the benefits of this Section 2.2(f) to the extent that such Damages were caused by such gross negligence or willful misconduct.

(g) Indemnity. LFCM Holdings hereby agrees to indemnify, defend and hold harmless the Lazard Indemnitees from and against any and all Damages arising from, relating to or in connection with any demand, claim, proceeding or complaint by a third party (each, a “Third-Party Claim”) in respect of any Underwriting or Distribution Opportunity for which any LFCM Company is engaged (including any Lazard Referred Opportunity), except to the extent that such Damages were caused by acts or omissions of such Lazard Indemnitee, which acts or omissions are finally determined by a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of such Lazard Indemnitee, in which case, such Lazard Indemnitee shall not be entitled to the benefits of this Section 2.2(g) to the extent that such Damages were caused by such gross negligence or willful misconduct. Lazard Group hereby agrees to indemnify, defend and hold harmless each LFCM Company and each of its Subsidiary’s or its Affiliate’s, employees, agents, members, managers, officers and directors (together, the “LFCM Indemnitees”) from and against any and all Damages to the extent arising from, relating to or in connection with any Lazard Group Company’s gross negligence or willful misconduct in respect of the assistance it provides pursuant to Section 2.2(b), except to the extent that such Damages were caused by acts or omissions of any LFCM Indemnitee, which acts or omissions are finally determined by a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of such Lazard Indemnitee, in which case, such Lazard Indemnitee shall not be entitled to the benefits of this Section 2.2(g) to the extent that such Damages were caused by such gross negligence or willful misconduct.

Section 2.3 LFCM Holdings Referral Agreement.

(a) LFCM Referrals. If LFCM Holdings or any LFCM Company becomes aware of any Financial Advisory or Asset Management Opportunity through the North American Merchant Banking Business or the European Merchant Banking Business, the LFCM Representative shall deliver notice (a “LFCM Referral Notice”) to the Lazard Group Representative informing Lazard Group of such Financial Advisory or Asset Management Opportunity and offering to refer such Financial Advisory or Asset Management Opportunity to Lazard Group, subject in each case to applicable law, the applicable client’s consent and any then-existing contractual or fiduciary obligations of any LFCM Company. During the period beginning on the date of receipt by the Lazard Group Representative of the LFCM Referral Notice and expiring on the date (the “LFCM Referral Expiration Date”) that is ten (10) business days thereafter, Lazard Group shall have the right to accept such Financial Advisory or Asset Management Opportunity by having the Lazard Group Representative deliver notice (the “Lazard Acceptance Notice”) to the LFCM Representative of such decision, subject in each case to applicable law, the applicable client’s consent and any then-existing contractual or fiduciary obligations of any LFCM Company. LFCM Holdings shall not, and shall cause the LFCM Companies not to, refer any Financial Advisory or Asset Management Opportunity to any person other than a Lazard Group Company unless (i) otherwise requested by the applicable client or required by any then-existing contractual obligation or fiduciary obligation, (ii) Lazard Group shall not accept the offer set forth in the LFCM Referral Notice or (iii) the Lazard Group Representative shall fail to deliver a Lazard Acceptance Notice to the LFCM Representative on or prior to the LFCM Referral Expiration Date. For purposes of clarity, nothing in this Agreement shall require any Lazard Group Company to accept, effect or participate in any Financial Advisory or Asset Management Opportunity.

(b) LFCM Referral Fee. In consideration of the referrals described in Section 2.3(a), Lazard Group shall pay to LFCM Holdings a customary finders’ fee as Lazard Group and LFCM Holdings shall mutually agree for each Financial Advisory or Asset Management Opportunity referred by an LFCM Company for which any Lazard Group Company is engaged.

Section 2.4 Brokerage Accounts and Transactions. As long as Lazard Capital Markets LLC (“LCM”) shall be a Controlled Subsidiary of LFCM Holdings, Lazard Group agrees to use its commercially reasonable efforts to cause: (i) Lazard Frères & Co. LLC (“LF&Co”) and its Subsidiaries to maintain their proprietary and employee accounts at LCM on the same terms and conditions in effect as of the date hereof with respect to the Capital Markets Business (and LFCM Holdings shall cause LCM to maintain such proprietary and employee accounts at LCM on such terms and conditions); (ii) Lazard Asset Management Securities LLC (“LAM Securities”) to enter into and maintain a clearing agreement with LCM, on terms mutually agreeable to the parties thereto, pursuant to which LAM Securities will introduce customer accounts and transactions to LCM; and (iii) Lazard Asset Management LLC (“LAM”) to refer customer accounts and transactions to LCM in accordance with applicable law, rules and regulation and customer agreements. LCM shall not be obligated to accept any account or transaction referred by LF&Co, LAM or LAM Securities, and Lazard Group shall not be obligated to comply with this Section 2.4, if prohibited by applicable law, rule or regulation. Upon the request of Lazard Group, LFCM Holdings shall cause LCM to provide all information relating to any proprietary and employee account of LF&Co and its Subsidiaries at LCM described in clause (i) of this Section 2.4 if, in the opinion of Lazard Group, such information is necessary to comply with applicable law or regulation. The allocation of fees and costs for such services shall be set forth on Schedule 2.4.

Section 2.5 Alliance Term. Unless earlier terminated by either Party as permitted under the provisions of this Agreement, the obligations set forth in this Article II shall commence on the date hereof and shall continue for five (5) years thereafter (the “Alliance Term”); provided, however, that the Alliance Term shall automatically renew for successive one-year terms unless either party elects otherwise by providing the other party with prior written notice delivered no later than 150 days prior to the end of such term and no earlier than 210 days prior to the end of such term.

Section 2.6 Termination of Alliance.

(a) The Alliance Term may be terminated for cause by either Party if the other Party is in breach of any of its material obligations under this Article II and fails to remedy such breach within thirty (30) days of receipt by the other Party of a written notice from the non-breaching Party that specifies the material breach.

(b) In addition, either Party may terminate the Alliance Term, which termination shall occur immediately after written notice of such termination is delivered to the other Party, if:

(i) the non-terminating Party or any significant Subsidiary of such Party shall make an assignment for the benefit of creditors;

(ii) the non-terminating Party or any significant Subsidiary of such Party shall petition or apply to any tribunal for the appointment of a trustee or receiver of it, or of any substantial part of its assets, or commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect;

(iii) any bankruptcy, insolvency, receivership or similar petition or application is filed, or any proceedings are commenced against the non-terminating Party or any significant Subsidiary of such Party and the non-terminating Party or any significant Subsidiary of such Party by any act indicates its approval thereof, consent thereto, or acquiescence therein, or any order is entered appointing a trustee or receiver, adjudicating the non-terminating Party bankrupt or insolvent, or approving the petition in any such proceedings and such order remains unstayed or undischarged for more than sixty (60) days; or

(iv) any order is entered in any proceedings against the non-terminating Party or any significant Subsidiary of such Party decreeing the dissolution of the non-terminating Party or such significant Subsidiary and such order remains unstayed or undischarged for more than sixty (60) days.

(c) Either Party may terminate the Alliance Term, upon written notice delivered within 90 days of the occurrence of a Change of Control of either Party. Such written notice shall specify the time and date of such termination (or, if not specified, such termination shall be effective 10 days after the delivery of such notice). The Party undergoing the Change of Control shall use its reasonable best efforts to notify the other Party of such event at the earliest time that it is legally permitted and practically able to do so.

Section 2.7 Effect of Termination of Alliance Term. Upon any expiration or earlier termination of the Alliance Term and the obligations of the Parties under this Article II, the rights and obligations of the Parties under Article II shall terminate, except for the rights and obligations under Sections 2.2(c), 2.2(d), 2.2(f) and 2.2(g) and any claims or causes of actions of the Parties with respect to material breaches of this Article II prior to the effective time of such termination, which shall survive such termination.

ARTICLE III

OPTIONS TO PURCHASE

Section 3.1 Option to Purchase LAI North America. Lazard Group shall have the right and option, to be exercised at any time on or prior to the ninth anniversary of the date hereof and in Lazard Group’s sole and absolute discretion, to purchase and acquire all of the outstanding limited liability company interests in Lazard Alternative Investments LLC, a Delaware limited liability company (“LAI North America”), for an aggregate purchase price of eight million dollars (U.S. $8,000,000) (the “North American Option”). To exercise the North American Option, Lazard Group shall deliver a written notice (the “North American Option Notice”) to LFCM Holdings setting forth (a) that Lazard Group is exercising the North American Option and (b) the date, time and location of the purchase and sale of all of the outstanding limited liability company interests of LAI North America pursuant to the exercise of the North American Option; provided, however, that such date shall be at least 45 business days after the North American Option Notice is delivered to LFCM Holdings.

Section 3.2 Closing of the Purchase and Sale of LAI North America.

(a) The closing of the purchase and sale of all of the outstanding limited liability company interests of LAI North America pursuant to the exercise of the North American Option (the “North America Closing”) shall be held on the date and at the time and location designated in the North American Option Notice, or as otherwise mutually agreed by Lazard Group and LFCM Holdings; provided, however, that the North America Closing shall not occur until the purchase and sale of all of the outstanding limited liability company interests of LAI North America as contemplated by this Agreement shall not (i) be prohibited by applicable law or (ii) require any material consent that has not been obtained, unless Lazard Group shall waive the receipt of such material consent.

(b) If the North American Option is exercised, each party shall use reasonable best efforts to effectuate the purchase and sale of all of the outstanding limited liability company interests of LAI North America, including (i) promptly making all registrations and filings with, and obtaining all necessary consents from, all governmental authorities and taking all reasonable steps as may be necessary or advisable to obtain an approval or waiver from all applicable governmental authorities, (ii) promptly taking such steps to obtain all required third-party consents for the transaction, and (iii) the duly approved and authorized prompt execution and delivery of such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may be reasonably requested to effectuate the purchase and sale.

(c) At the North America Closing, LFCM Holdings shall deliver to Lazard Group or its designated Subsidiaries (i) all duly approved and authorized instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may be reasonably requested by Lazard Group to effectuate the transfer of all of LFCM Holdings’ and its Subsidiaries’ right, title and interest in, to and under all of the outstanding limited liability company interests in LAI North America, free and clear of all Liens (other than any restrictions on transfer under the Securities Act), (ii) a certificate, dated as of the North America Closing, as to the non-foreign status of LFCM Holdings, in the form of Exhibit A hereto, as well as any applicable state or local withholding certificate reasonably requested by Lazard Group, (iii) an agreement, executed by LFCM Holdings and Lazard Group and in form reasonably acceptable to LFCM Holdings and Lazard Group, whereby (A) LFCM Holdings shall represent and warrant to Lazard Group that (1) it is duly organized, validly existing, has the necessary company power and authority to consummate the subject transactions and requires no consents other than those set forth on a schedule to such agreement, (2) immediately after the North America Closing, Lazard Group or its designated Subsidiary shall own all of the outstanding limited liability company interests in LAI North America, free and clear of all Liens, other than any Liens created by Lazard Group or its Subsidiaries upon acquisition of such interests and other than any restrictions on transfer under the Securities Act, (3) all of the North American Merchant Banking Business of LFCM Holdings and its Subsidiaries shall have been conducted solely within LAI North America and its Subsidiaries and the Funds managed by LAI North America or its Subsidiaries, (4) it has complied with all of its covenants set forth in this Agreement to the extent relating to or affecting the North American Merchant Banking Business, and (5) except as set forth on the balance sheet of LAI North America and its Subsidiaries or set forth on a disclosure schedule to the agreement, neither LAI North America nor any of the Subsidiaries of LAI North America has any material Liabilities; (B) Lazard Group shall agree to assume all of the Liabilities of LFCM Holdings and its Subsidiaries to the extent that such Liabilities relate primarily to the North American Merchant Banking Business and such Liabilities are specifically disclosed on a disclosure schedule, and LFCM Holdings shall agree, and shall cause its Subsidiaries, to transfer and convey all of the assets owned by LFCM Holdings and its Subsidiaries to the extent that such assets relate primarily to the North American Merchant Banking Business (other than the LFCM Retained Interest); (C) Lazard Group shall represent and warrant to LFCM Holdings that it is duly organized, validly existing, has the necessary company power and authority to consummate the subject transactions; (D) LFCM Holdings shall agree to indemnify Lazard Group, its Affiliates, representatives and successors for any Liabilities to the extent resulting from a breach of LFCM Holdings’ representations, warranties or covenants set forth in such agreement (including for any liability or obligation of LAI North America or any of its Subsidiaries that is not primarily related to the North American Merchant Banking Business); provided that the maximum amount payable under such indemnification obligation for a breach of representation or warranty (other than a breach of the representation relating to the title of the limited liability company interests in LAI North America or the representation relating to the liabilities of LFCM Holdings or its Subsidiaries, including LAI North America and its Subsidiaries) is U.S. $8,000,000); and (E) Lazard Group shall agree to indemnify LFCM Holdings, its Affiliates, representatives and successors for any Liabilities to the extent resulting from a breach of Lazard Group’s representations, warranties or covenants set forth in such agreement.

(d) At the North America Closing, and in consideration of the agreement and deliveries set forth in Section 3.2(c), Lazard Group shall deliver to LFCM Holdings, by wire transfer to an account designated by LFCM Holdings, an amount in immediately available funds equal to eight million dollars (U.S. $8,000,000).

Section 3.3 Option to Purchase LAI Europe. Lazard Group shall have the right and option, to be exercised at any time on or prior to the ninth anniversary of the date hereof and in Lazard Group’s sole and absolute discretion, to purchase and acquire all of the issued shares in the share capital of Lazard Alternative Investments (Europe) Limited, a private limited company organized under the laws of England and Wales (“LAI Europe”), for an aggregate purchase price of two million dollars (U.S. $2,000,000) (the “European Option”). To exercise the European Option, Lazard Group shall deliver a written notice (the “European Option Notice”) to LFCM Holdings setting forth (a) that Lazard Group is exercising the European Option and (b) the date, time and location of the purchase and sale of all of the issued shares in the share capital of LAI Europe pursuant to the exercise of the European Option; provided, however, that such date shall be at least 45 business days after the European Option Notice is delivered to LFCM Holdings.

Section 3.4 Closing of the Purchase and Sale of LAI Europe .

(a) The closing of the purchase and sale of all of the issued shares in the share capital of LAI Europe pursuant to the exercise of the European Option (the “Europe Closing”) shall be held on the date and at the time and location designated in the European Option Notice, or as otherwise mutually agreed by Lazard Group and LFCM Holdings; provided, however, that the Europe Closing shall not occur until the purchase and sale of all of the issued shares in the share capital of LAI Europe as contemplated by this Agreement shall not (i) be prohibited by applicable law or (ii) require any material consent that has not been obtained, unless Lazard Group shall waive the receipt of such material consent.

(b) If the European Option is exercised, each party shall use reasonable best efforts to effectuate the purchase and sale of all of the issued shares in the share capital of LAI Europe, including (i) promptly making all registrations and filings with, and obtaining all necessary consents from, all governmental authorities and taking all reasonable steps as may be necessary or advisable to obtain an approval or waiver from all applicable governmental authorities, (ii) promptly taking such steps to obtain all required third-party consents for the transaction and (iii) the duly approved and authorized prompt execution and delivery of such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may be reasonably requested to effectuate the purchase and sale.

(c) At the Europe Closing, LFCM Holdings shall deliver to Lazard Group or its designated Subsidiaries (i) all duly approved and authorized instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may be reasonably requested by Lazard Group to effectuate the transfer of all of LFCM Holdings’ and its Subsidiaries’ right, title and interest in, to and under all of the issued shares in the share capital of LAI Europe, free and clear of all Liens (other than any restrictions on transfer under the Securities Act), (ii) a certificate, dated as of the Europe Closing, as to the non-foreign status of LFCM Holdings, in the form of Exhibit A hereto, as well as any applicable state or local withholding certificate reasonably requested by Lazard Group, (iii) an agreement, executed by LFCM Hold-

ings and Lazard Group and in form reasonably acceptable to LFCM Holdings and Lazard Group, pursuant to which (A) LFCM Holdings shall represent and warrant to Lazard Group that (1) it is duly organized, validly existing, has the necessary company power and authority to consummate the subject transactions and requires no consents other than those set forth on a schedule to the agreement, (2) immediately after the Europe Closing, Lazard Group or its designated Subsidiary shall own all right, title and interest in, to and under all of the issued shares in the share capital of LAI Europe, free and clear of all Liens, other than any Liens created by Lazard Group or its Subsidiaries upon acquisition of such shares and other than any restrictions on transfer under the Securities Act, (3) all of the European Merchant Banking Business of LFCM Holdings and its Subsidiaries shall have been conducted solely within LAI Europe and its Subsidiaries and the Funds managed by LAI Europe or its Subsidiaries, (4) it has complied with all of its covenants set forth in this Agreement to the extent relating to or affecting the European Merchant Banking Business, and (5) except as set forth on the balance sheet of LAI Europe and its Subsidiaries or set forth on a disclosure schedule to the agreement, neither LAI Europe nor any of the Subsidiaries of LAI Europe has any material Liabilities; (B) Lazard Group shall agree to assume all of the Liabilities of LFCM Holdings and its Subsidiaries to the extent that such Liabilities relate primarily to the European Merchant Banking Business and such Liabilities are specifically disclosed on a disclosure schedule, and LFCM Holdings shall agree, and shall cause its Subsidiaries, to transfer and convey all of the assets owned by LFCM Holdings and its Subsidiaries to the extent that such assets relate primarily to the European Merchant Banking Business (other than the LFCM Retained Interest); (C) Lazard Group shall represent and warrant to LFCM Holdings that it is duly organized, validly existing, has the necessary company power and authority to consummate the subject transactions; (D) LFCM Holdings shall agree to indemnify Lazard Group, its Affiliates, representatives and successors for any Liabilities to the extent resulting from a breach of LFCM Holdings’ representations, warranties or covenants set forth in such agreement (including for any liability or obligation of LAI Europe or any of its Subsidiaries that is not primarily related to the European Merchant Banking Business); provided that the maximum amount payable under such indemnification obligation for a breach of representation or warranty (other than a breach of the representation relating to the title of the limited liability company interests in LAI Europe or the representation relating to the liabilities of LFCM Holdings or its Subsidiaries, including LAI Europe and its Subsidiaries) is U.S. $2,000,000; and (E) Lazard Group shall agree to indemnify LFCM Holdings, its Affiliates, representatives and successors for any Liabilities to the extent resulting from a breach of Lazard Group’s representations, warranties or covenants set forth in such agreement.

(d) At the Europe Closing, and in consideration of the agreement and deliveries set forth in Section 3.4(c), Lazard Group shall deliver to LFCM Holdings, by wire transfer to an account designated by LFCM Holdings, an amount in immediately available funds equal to two million dollars (U.S. $2,000,000).

Section 3.5 Further Assurances. Each party agrees that, if Lazard Group exercises the North American Option or the European Option, each party shall execute, acknowledge, deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement with respect to the North American Option or the European Option, as applicable.

Section 3.6 Costs and Expenses. Each party shall pay its own costs and expenses in connection with the exercise of the North American Option and European Option and the purchase and sale of all of the outstanding limited liability company interests of LAI North America and issued shares in the share capital of LAI Europe, respectively, pursuant thereto.

Section 3.7 Covenants Regarding the Merchant Banking Business.

(a) Covenants Relating to the North American Merchant Banking Business. LFCM Holdings hereby agrees that, on the date hereof and until the earlier of (1) the expiration of the North American Option or (2) the North America Closing, except with the prior written consent of Lazard Group, LFCM Holdings shall, and shall cause its Subsidiaries to:

(i) except as set forth in Schedule 3.7(a)(i), conduct all of the North American Merchant Banking Business of LFCM Holdings and its Subsidiaries, and hold all of the assets, rights, property and interests relating to the North American Merchant Banking Business, in each case solely in and through LAI North America, its wholly owned Subsidiaries, its Controlled Subsidiaries that are general partners, managers or persons acting in a comparable capacity of a Fund and the Funds managed by LAI North America or its Controlled Subsidiaries;

(ii) (A) not conduct any business or activity other than the North American Merchant Banking Business in or through LAI North America or its Subsidiaries and the Funds managed by LAI North America or its Subsidiaries, and (B) cause LAI North America and its Subsidiaries not to assume any liabilities or obligations other than those primarily related to the North American Merchant Banking Business;

(iii) use reasonable efforts to cause the North American Merchant Banking Business of LFCM Holdings and its Subsidiaries to be conducted in the ordinary course in all material respects consistent with past practice;

(iv) (A) except for (1) distributions to the equityholders of any non-wholly owned Subsidiary of LAI North America, (2) distributions or dividends (in each case consisting of either cash or securities received as an in-kind distribution from a Fund) from any Subsidiary of LAI North America to LAI North America, (3) distribution or dividends (in each case consisting of either cash or securities received as an in-kind distribution from a Fund) representing realized profits, realized income or realized gain from LAI North America to LAI Holdings, from LAI Holdings to LFCM Holdings, or from LFCM Holdings to its members or (4) redemptions or repurchases of equity interests or shares of capital stock in LAI North America or any of its Subsidiaries that are held by investment professionals or officers whose employment with LAI North America or any of its Subsidiaries has terminated, not make any distributions or declare, pay or set aside any dividends with respect to, or split, combine, redeem, reclassify, purchase or otherwise acquire, directly or indirectly, any equity interests or shares of capital stock of, or other equity or voting interest in, LAI North America or any of its Subsidiaries, or (B) except for issuances of non-voting equity securities to investment professionals and officers of the general partner, manager or persons acting in a comparable capacity of a Fund managed by LAI North America or its Subsidiaries in return for capital contributed or services provided by such investment professionals and officers, not make any other changes in the capital structure of LAI North America or any of its Subsidiaries;

(v) except for issuances of non-voting equity securities to investment professionals and officers of the general partner, manager or persons acting in a comparable capacity of a Fund managed by LAI North America or its Subsidiaries in return for capital support contributed or services provided by such investment professionals and officers, not authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (A) any equity interests or capital stock of or other equity or voting interest in, LAI North America or any of its Subsidiaries or (B) any Equity Rights in respect of any security convertible into, exchangeable for or evidencing the right to subscribe for or acquire either (1) any equity interests or shares of capital stock of, or other equity or voting interest in, LAI North America or any of its Subsidiaries or (2) any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of the capital stock of, or other equity or voting interest in, LAI North America or any of its Subsidiaries;

(vi) not sell, transfer, assign, convey, lease, license, mortgage, pledge or otherwise subject to any Lien any of the material properties or assets, tangible or intangible, relating to the North American Merchant Banking Business (other than any Fund or portfolio company or investment of any Fund) or LAI North America or any of its Subsidiaries, except in the ordinary course of business consistent with past practice;

(vii) cause LAI North America and its Subsidiaries not to incur, assume or guarantee (including by way of any agreement to “keep well” or of any similar arrangement) or cancel or waive any claims under any indebtedness or other claims or rights of substantial value or amend or modify the terms relating to any such indebtedness, claims or rights, except in the ordinary course of business consistent in nature with past practice (which exceptions include, for the avoidance of doubt, ordinary course guarantees of “clawback” obligations to return some or all of any carried interest distributions);

(viii) except for investments made that are to be warehoused and subsequently sold to a Fund whose formation has been approved by the Lazard LAI Directors, cause LAI North America and its Subsidiaries not to acquire any business or person, by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions, or enter into any contract, letter of intent or similar arrangement (whether or not enforceable) with respect to the foregoing;

(ix) other than any agreement, contract or transaction to invest in any Fund for which LAI North America or its Subsidiaries is the general partner, manager or persons acting in a comparable capacity and other than transactions in the ordinary course of business with the Capital Markets Business that are on an arm’s length basis, cause LAI North America and its Subsidiaries not to enter into any agreement, contract or transaction between itself, on the one hand, and any Affiliate of LFCM Holdings and its Subsidiaries (other than LAI North America and its Subsidiaries), on the other hand;

(x) not enter into any agreement for any transaction or series of related transactions, or engage in any transaction or series of related transactions that, upon the consummation of such transaction or series of related transactions, would result in any Change of Control of LAI Holdings, LAI North America or any Subsidiary of LAI North America;

(xi) cause LAI Holdings to have a board of directors comprised of five members, at least two of whom shall be designated by Lazard Group (the “Lazard LAI Directors”), which two Lazard LAI Directors shall not be removed without the prior written consent of Lazard Group;

(xii) include a provision in the operating agreement of LAI Holdings that would require approval of both Lazard LAI Directors for any changes to the capital structure of LAI Holdings or its Subsidiaries (other than any general partner, manager or entity acting in a comparable capacity of a Non-Sponsored Fund);

(xiii) include a provision in the operating agreement of LAI Holdings and its Subsidiaries, as applicable, that would require prior approval of both Lazard LAI Directors to adopt, amend or modify any governance or economic arrangements (including governance and economic arrangements between LFCM Holdings and its Subsidiaries, on the one hand, and Lazard Group and its Subsidiaries, on the other hand, and including the allocation of carried interest and management fees) for each Fund existing as of the date hereof managed by LFCM Holdings or any of its Subsidiaries, subject to agreements existing as of the date hereof, including the appointment of investment committees, Bruce Wasserstein’s veto rights as Head of Lazard and contractual arrangements with Fund managers;

(xiv) from the date hereof until the earliest of (A) the fifth anniversary of the date hereof, (B) the expiration of the North American Option and (C) the North America Closing, support, financially or otherwise, the development of the North American Merchant Banking Business in accordance with current business plans and methods of operations, including contemplated staffing plans, and provide LAI Holdings and its Subsidiaries with adequate financial support toward this end, including adequate funding to pay for any losses of the general partner or manager (or comparable person) of such Funds; provided that the funding obligation shall not exceed the aggregate amounts set forth in Schedule 3.7(a)(xiv);

(xv) subject to Section 3.7(a)(xiv), pay all of the financial obligations of LAI Holdings or any of its Subsidiaries to the extent not paid and perform all of the covenants and obligations of LAI Holdings or any of its Subsidiaries to the extent not performed, including any and all obligations of LAI Holdings and its Subsidiaries to any third party;

(xvi) require the approval of the board of directors of LFCM Holdings (in addition to the board of directors of LAI Holdings) to approve any budget of LAI Holdings or any of its Subsidiaries and any material deviations from such budget;

(xvii) use the amounts provided by Lazard Group to LFCM Holdings set forth on Schedule 3.7(a)(xvii) for the purposes set forth on such Schedule; and

(xviii) not enter into any agreement with any investor or group of investors in any Fund for which LAI North America or its Subsidiaries is the general partner, manager or persons acting in a comparable capacity that would require approval or consent of such investor or a group of investors in order for Lazard Group to acquire all of the outstanding limited liability company interests in LAI North America pursuant to the North American Option.

(b) Covenants Relating to the European Merchant Banking Business. LFCM Holdings hereby agrees that, on the date hereof and until the earlier of (1) the expiration of the European Option or (2) the Europe Closing, except with the prior written consent of Lazard Group, LFCM Holdings shall, and shall cause its Subsidiaries to:

(i) except as set forth on Schedule 3.7(b)(i), conduct all of the European Merchant Banking Business of LFCM Holdings and its Subsidiaries, and hold all of the assets, rights, property and interests relating to the European Merchant Banking Business, in each case solely in and through LAI Europe, its wholly owned Subsidiaries, its Controlled Subsidiaries that are general partners, managers or persons acting in a comparable capacity of a Fund and the Funds managed by LAI Europe or its Controlled Subsidiaries;

(ii) (A) not conduct any business or activity other than the European Merchant Banking Business in or through LAI Europe or its Subsidiaries and the Funds managed by LAI Europe or its Subsidiaries, and (B) cause LAI Europe and its Subsidiaries not to assume any liabilities or obligations other than those primarily related to the European Merchant Banking Business;

(iii) use reasonable efforts to cause the European Merchant Banking Business of LFCM Holdings and its Subsidiaries to be conducted in the ordinary course in all material respects;

(iv) (A) except for (1) distributions to the equityholders of any non-wholly owned Subsidiary of LAI Europe and payments of profit shares to investment professionals or officers, (2) distributions or dividends (in each case consisting of either cash or securities received as an in-kind distribution from a Fund) from any Subsidiary of LAI Europe to LAI Europe, (3) distributions or dividends (in each case consisting of either cash or securities received as an in-kind distribution from a Fund) representing realized profits, realized income or realized gain from LAI Europe to LAI Holdings, from LAI Holdings to LFCM Holdings, or from LFCM Holdings to its members or (4) redemptions or repurchases of equity interests or shares of capital stock in LAI Europe or any of its Subsidiaries that are held by investment professionals or officers whose employment with LAI Europe or any of its Subsidiaries has terminated, not make any distributions or declare, pay or set aside any dividends with respect to, or split, combine, redeem, reclassify, purchase or otherwise acquire, directly or indirectly, any equity interests or shares of capital stock of, or other equity or voting interest in, LAI Europe or any of its Subsidiaries, or (B) except for issuances of non-voting equity securities to investment professionals and officers of the general partner, manager or persons acting in a comparable capacity of a Fund managed by LAI Europe or its Subsidiaries in return for capital contributed or services provided by such investment professionals and officers, not make any other changes in the capital structure of LAI Europe or any of its Subsidiaries;

(v) except for issuances of non-voting equity securities to investment professionals and officers of the general partner, manager or persons acting in a comparable capacity of a Fund managed by LAI Europe or its Subsidiaries in return for capital contributed or services provided by such investment professionals and officers, not authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (A) any equity interests or capital stock of or other equity or voting interest in, LAI Europe or any of its Subsidiaries or (B) any Equity Rights in respect of any security convertible into, exchangeable for or evidencing the right to subscribe for or acquire either (1) any equity interests or shares of capital stock of, or other equity or voting interest in, LAI Europe or any of its Subsidiaries or (2) any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of the capital stock of, or other equity or voting interest in, LAI Europe or any of its Subsidiaries;

(vi) not sell, transfer, assign, convey, lease, license, mortgage, pledge or otherwise subject to any Lien any of the material properties or assets, tangible or intangible, relating to the European Merchant Banking Business (other than any Fund or portfolio company or investment of any Fund) or LAI Europe or any of its Subsidiaries, except in the ordinary course of business;

(vii) cause LAI Europe and its Subsidiaries not to incur, assume or guarantee (including by way of any agreement to “keep well” or of any similar arrangement) or cancel or waive any claims under any indebtedness or other claims or rights of substantial value or amend or modify the terms relating to any such indebtedness, claims or rights, except in the ordinary course of business consistent with past practice (which exceptions include, for the avoidance of doubt, ordinary course guarantees of “clawback” obligations to return some or all of any carried interest distributions);

(viii) except for investments made that are to be warehoused and subsequently sold to a Fund whose formation has been approved by the Lazard LAI Directors, cause LAI Europe and its Subsidiaries not to acquire any business or person, by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions, or enter into any contract, letter of intent or similar arrangement (whether or not enforceable) with respect to the foregoing;

(ix) other than any agreement, contract or transaction to invest in any Fund for which LAI Europe or its Subsidiaries is the general partner, manager or persons acting in a comparable capacity and other than transactions in the ordinary course of business with the Capital Markets Business that are on an arm’s length basis, cause LAI Europe and its Subsidiaries not to enter into any agreement, contract or transaction be-

tween itself, on the one hand, and any Affiliate of LFCM Holdings and its Subsidiaries (other than LAI Europe and its Subsidiaries), on the other hand;

(x) not enter into any agreement for any transaction or series of related transactions, or engage in any transaction or series of related transactions that, upon the consummation of such transaction or series of related transactions, would result in any Change of Control of LAI Holdings, LAI Europe or any Subsidiary of LAI Europe;

(xi) cause LAI Holdings to have a board of directors comprised of at five members, at least two of which shall be Lazard LAI Directors, which two Lazard LAI Directors shall not be removed without the prior written consent of Lazard Group;

(xii) include a provision in the operating agreement of LAI Holdings that would require approval of both Lazard LAI Directors for any changes to the capital structure of LAI Holdings or its Subsidiaries (other than any general partner, manager or entity acting in a comparable capacity of a Non-Sponsored Fund);

(xiii) include a provision in the operating agreement of LAI Holdings and its Subsidiaries, as applicable, that would require prior approval of both Lazard LAI Directors to adopt, amend or modify any governance or economic arrangements (including governance and economic arrangements between LFCM Holdings and its Subsidiaries, on the one hand, and Lazard Group and its Subsidiaries, on the other hand, and including allocation of carried interest and management fees) for each Fund existing as of the date hereof managed by LFCM Holdings or any of its Subsidiaries, subject to agreements existing as of the date hereof, including the appointment of investment committees, Bruce Wasserstein’s veto rights as Head of Lazard and contractual arrangements with Fund managers;

(xiv) from the date hereof, support, financially or otherwise, the development of the European Merchant Banking Business in accordance with current business plans and methods of operations, including contemplated staffing plans, and provide LAI Holdings and its Subsidiaries with adequate financial support toward this end, including adequate funding to pay for any losses of the general partner or manager (or comparable person) of such Funds; provided that the funding obligation shall not exceed the aggregate amounts contemplated in Schedule 3.7(b)(xiv);

(xv) subject to Section 3.7(b)(xiv), pay all of the financial obligations of LAI Holdings or any of its Subsidiaries to the extent not paid and perform all of the covenants and obligations of LAI Holdings or any of its Subsidiaries to the extent not performed, including any and all obligations of LAI Holdings and its Subsidiaries to any third party;

(xvi) require the approval of the board of directors of LFCM Holdings (in addition to the board of directors of LAI Holdings) to approve any budget of LAI Holdings or any of its Subsidiaries and any material deviations from such budget;

(xvii) use the amounts provided by Lazard Group to LFCM Holdings set forth on Schedule 3.7(b)(xvii) for the purposes set forth on such Schedule; and

(xviii) not enter into any agreement with any investor or group of investors in any Fund for which LAI Europe or its Subsidiaries is the general partner, manager or person acting in a comparable capacity that would require approval or consent of such investor or a group of investors in order for Lazard Group to acquire all of the issued shares in the share capital of LAI Europe pursuant to the European Option.

(c) Formation of Funds

(i) None of LAI Holdings nor any of its Subsidiaries shall, and LFCM Holdings shall cause LAI Holdings and its Subsidiaries not to, form, sponsor or manage any Fund after the date hereof (other than any Fund that LAI Holdings or any of its Subsidiaries sponsors or manages as of the date hereof) unless the conditions set forth on Schedule 3.7(c)(i) have been met.

(ii) For purposes of Section 3.7(a) and (b), the phrase “general partner, manager or person acting in a comparable capacity of a Fund” shall, with respect to Corporate Partners II Limited, include Corporate Partners II Holdings LLC.

Section 3.8 Lazard Group Non-Compete.

(a) Subject to Section 3.8(c), Lazard Group agrees that, during the period commencing on the date hereof and until the earlier of (1) the expiration of the North American Option or (2) the North America Closing, Lazard Group shall not, and shall cause its Controlled Affiliates not to, directly or indirectly, conduct, own, manage, have control of, by itself or in combination with other persons (whether as employer, proprietor, owner, shareholder, partner, member, trustee or otherwise), any business that engages in or competes with any North American Competitive Business.

(b) Subject to Section 3.8(c), Lazard Group agrees that, during the period commencing on the date hereof and until the earlier of (1) the expiration of the European Option or (2) the Europe Closing, Lazard Group shall not, and shall cause its Controlled Affiliates not to, directly or indirectly, conduct, own, manage, have control of, by itself or in combination with other persons (whether as employer, proprietor, owner, shareholder, partner, member, trustee or otherwise), any business that engages in or competes with any European Competitive Business.

(c) Notwithstanding the foregoing, but except as set forth in Section 3.9, nothing in this Agreement shall:

(i) prohibit Lazard Group or any of its Affiliates from acquiring or holding, as a passive investment, securities of any person listed on a stock exchange or automated quotation system to the extent that such investment does not directly or indirectly confer upon Lazard Group or any of its Affiliates more than 5% of the voting power with respect to, or interests in the profits of, such person;

(ii) prohibit Lazard Group or any of its Affiliates from acquiring or holding securities of any person whose principal business is not the European Competitive Business or the North American Competitive Business; provided, however, that if Lazard Group or any of its Controlled Affiliates shall acquire any person and, but for the exception provided in this Section 3.8(c)(ii), such acquisition would be in violation of Section 3.8(a) or 3.8(b), then Lazard Group shall not form any successor Fund that engages in or competes with any North American Competitive Business or European Competitive Business, as applicable;

(iii) limit or otherwise restrict the ability of Lazard Group, any Lazard Group Company or any Controlled Affiliate of Lazard Group to conduct any financial advisory or asset management services (including with respect to the placement of securities by, or advisory of, any merchant banking or private investment funds or management companies but excluding the management, sponsorship or formation of alternative investment Funds whose primary objective is to make privately negotiated investments in companies or other entities primarily doing business in North America or Europe or headquartered in North America with substantial business in North America or in Europe with substantial business in Europe, real estate located in North America or in Europe or loans relating to real estate located in North America or Europe), including the activities and services incidental thereto; or

(iv) limit or otherwise restrict the ability of Lazard Group, any Lazard Group Company or any Controlled Affiliate of Lazard Group to invest in or through, or hold investments in or through, any company (other than any Fund) or to invest, as a passive investment, in or through, or hold investments in or through, any Fund.

(d) Lazard Group acknowledges and agrees that the restrictive covenants and other agreements contained in this Section 3.8 are an essential part of this Agreement, the Separation Agreement and the transactions contemplated thereby, and constitute a material inducement to LFCM Holdings’ entering into and performing its obligations under this Agreement and the Separation Agreement. It is the intention of the parties hereto that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or is in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would then be valid or enforceable under applicable law, such provision shall be construed and interpreted or reformed to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under applicable law. Lazard Group acknowledges, stipulates and agrees that a breach or non-compliance of any of its obligations under this Section 3.8 will result in irreparable harm and continuing damage to the LFCM Companies for which there will be no adequate remedy at law, and therefore agree that the LFCM Companies shall be entitled to specific enforcement of the terms hereof and any other equitable remedy to which the LFCM Companies may be entitled, including injunctive relief. In the event of a breach or threatened breach of this Section 3.8, each LFCM Company and its successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of this Section 3.8 without posting a bond or other security.

Section 3.9 Acknowledgement of Existing Obligations.

(a) Lazard Group hereby acknowledges that it will, and will cause its applicable Subsidiaries to, comply with its obligations with respect to the Funds managed by LAI Holdings or its Subsidiaries existing as of the date hereof, which obligations are set forth on Schedule 3.9(a).

(b) Notwithstanding Section 3.8, Lazard Group hereby agrees that it will, and will cause its applicable Subsidiaries, to comply with the covenants under the agreements for the Funds managed by LAI Holdings or its Subsidiaries, which covenants and agreements and applicable Subsidiaries are set forth on Schedule 3.9(b) and relate to (i) allocation of certain investment opportunities and restrictions on forming funds with the same investment parameters and (ii) with respect to certain funds targeted to make investments in a specific sector or industry, restrictions on accepting certain assignments relating to the purchase or sale of assets, properties or companies in such sector or industry. To the extent that any covenant set forth on Schedule 3.9(b) would require an employee or managing director of Lazard Group or any of its Subsidiaries to comply with such covenant, and LAI Holdings or its Subsidiaries shall have informed Lazard Group of such covenant, Lazard Group shall use commercially reasonable efforts to cause such employees or managing director to comply with such covenants, including by notifying such employee or managing director of such covenant.

Section 3.10 No Obligation to Provide Capital or Funding. Except as set forth on Schedule 3.10, the Parties agree that, after the Separation, Lazard Group shall have no obligation to provide capital or other funding or services with respect to any Fund managed by LAI Holdings or any of its Subsidiaries that is formed after the date hereof, unless otherwise agreed in writing by Lazard Group after the date hereof.

ARTICLE IV

LFCM NON-COMPETE

Section 4.1 LFCM Non-Compete.

(a) Subject to Section 4.1(b), LFCM Holdings agrees that, during the Non-Compete Term, LFCM Holdings shall not, and shall cause its Controlled Affiliates (it being understood that any Fund or investment or portfolio company of a Fund shall not be deemed to be a Controlled Affiliate of LFCM Holdings) not to, directly or indirectly, conduct, own, manage, have control of, by itself or in combination with other persons (whether as employer, proprietor, owner, shareholder, partner, member, trustee or otherwise), any business that engages in or competes with any Lazard Competitive Business; provided that upon the latest to occur of (i) expiration of the Alliance Term, (ii) termination of the Alliance Term (other than a termination of the Alliance Term because of a breach by LFCM Holdings of this Agreement), and (iii) the expiration or earlier termination of the Capital Markets License (as defined in the License Agreement) (provided, further, that, so long as the LFCM License (as defined in the License Agreement) is in effect, the foregoing proviso shall be applicable only so long as the LFCM Holdings shall not be using any of the Licensed Marks (as defined in the License Agreement) under the LFCM License), this non-compete obligation shall not apply to LCM.

(b) Notwithstanding the foregoing, nothing in this Agreement shall:

(i) prohibit LFCM Holdings or any of its Affiliates from acquiring or holding, as a passive investment, securities of any person listed on a stock exchange or automated quotation system to the extent that such investment does not directly or indirectly confer upon LFCM Holdings or any of its Affiliates more than 5% of the voting power with respect to, or interests in the profits of, such person;

(ii) prohibit the formation, sponsorship, investment or management activities of, or investments in, any Fund formed, sponsored or managed by LFCM Holdings or any of its Subsidiaries (or for which LFCM Holdings or any of its Subsidiaries acts in a similar capacity);

(iii) prohibit LFCM Holdings or any of its Affiliates from conducting, owning, managing, having control of, by itself or in combination with other persons (whether as employer, proprietor, owner, shareholder, partner, member, trustee or otherwise), any business that engages in or competes with any Lazard Competitive Business if: (A) such business was not a Lazard Competitive Business as of the date hereof and (B) LFCM Holdings or its Affiliates shall have conducted, owned, managed, had control of, as applicable, such business prior to the time at which such business engaged in or competed with any Lazard Competitive Business.

(iv) prohibit LCM from forming, sponsoring or managing one hedge Fund on the terms and conditions set forth on Schedule 4.1(b)(iv).

(c) LFCM Holdings acknowledges and agrees that the restrictive covenants and other agreements contained in this Section 4.1 are an essential part of this Agreement, the Separation Agreement, the License Agreement and the transactions contemplated thereby, and constitute a material inducement to Lazard Group’s entering into and performing its obligations under this Agreement and the Separation Agreement. It is the intention of the parties hereto that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or is in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would then be valid or enforceable under applicable law, such provision shall be construed and interpreted or reformed to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under applicable law. LFCM Holdings acknowledges, stipulates and agrees that a breach or non-compliance of any of its obligations under this Section 4.1 will result in irreparable harm and continuing damage to the Lazard Group Companies for which there will be no adequate remedy at law, and therefore agree that the Lazard Group Companies shall be entitled to specific enforcement of the terms hereof and any other equitable remedy to which the Lazard Group Companies may be entitled, including injunctive relief. In the event of a breach or threatened breach of this Section 4.1, each Lazard Group Company and its successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of this Section 4.1 without posting a bond or other security.

ARTICLE V

GENERAL TERMS AND CONDITIONS

Section 5.1 Complete Agreement. (a) This Agreement and the Exhibits hereto, the Separation Agreement and the Annexes, Exhibits and Schedules thereto shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

(b) Each Party represents to the other Party hereto as follows:

(i) such Party has the requisite company power and authority and has taken all company action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by such Party and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof (assuming the due execution and delivery hereof by the other Party hereto).

Section 5.2 Expenses. Except as expressly set forth in this Agreement, all third party fees, costs and expenses paid or incurred in connection with the transactions contemplated by this Agreement shall be paid by the Party incurring such fees, costs or expenses.

Section 5.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws regarding choice of laws and conflicts of laws that would apply the substantive laws of any other jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

Section 5.4 Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a Party may designate by notice to the other Party):

If to Lazard Group:

Lazard Group LLC

30 Rockefeller Plaza

New York, New York 10020

Attention: General Counsel

Fax: (212) 332-5972

If to LFCM Holdings:

LFCM Holdings LLC

30 Rockefeller Plaza

New York, New York 10020

Attention: Chief Executive Officer

Fax: (212) 332-1789.

Section 5.5 Amendment, Modification or Waiver. This Agreement may be amended, modified, waived or supplemented, in whole or in part, only by a written agreement signed by all of the Parties. The waiver by such Parties of any breach of this Agreement shall not be construed as a waiver of any subsequent breach.

Section 5.6 Successors and Assigns; No Third-Party Beneficiaries. (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned or otherwise transferred, in whole or in part, by any Party without the prior written consent of each of the Parties.

(b) This Agreement is solely for the benefit of the Parties and is not intended to confer upon any other persons any rights or remedies hereunder.

Section 5.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.8 Delaware Court. Each of the Parties agrees that all actions or proceedings arising out of or in connection with this Agreement, or for recognition and enforcement of any judgment arising out of or in connection with this Agreement, shall be tried and determined exclusively in the state or federal courts in the State of Delaware, and each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Parties hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts.

Section 5.9 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 5.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and ef-

fect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 5.11 No Joint Venture. Notwithstanding any provision hereof, this Agreement does not create, and is not intended to create, a joint venture, partnership or agency relationship between the Parties. For all purposes of this Agreement, each Party shall be and act as an independent contractor and not as partner, joint venturer or agent of the other and shall not bind nor attempt to bind the other to any contract. Each Party shall be free to manage and control its business as it sees fit, without the management, control or assistance of the other Party, except as otherwise prescribed herein.

Section 5.12 No Individual Authority. Neither Party shall, without the express, prior written consent of the other Party, take any action for or on behalf of or in the name of the other Party, or assume, undertake or enter into any commitment, debt, duty or obligation binding upon any other Party, except for actions expressly provided for in this Agreement.

Section 5.13 Non-Exclusivity. Unless otherwise expressly set forth herein or in any other agreement between the Parties or other members of their respective Groups, the undertakings referenced herein and the relationship between the Parties, and all aspects thereof are and shall be non-exclusive. Provided that such activities do not otherwise constitute a breach of this Agreement or the Separation Agreement, each Party may develop itself, or purchase or otherwise acquire from third parties, any products or services, and each Party may engage in any business, even if such business is competitive with the business of the other Party.

Section 5.14 Regulatory Obligations. Nothing in this Agreement shall require either Party or any of its Subsidiaries to violate or breach any applicable law, including any regulatory obligations binding on such person.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative.

LAZARD GROUP LLC

By:	/s/ Michael J. Castellano
	Name:	Michael J. Castellano
	Title:	Chief Financial Officer

LFCM HOLDINGS LLC

By:	/s/ Michael J. Castellano
	Name:	Michael J. Castellano
	Title:	Authorized Signatory

[Signature Page to Business Alliance Agreement]